AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1999
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                          DENDRITE INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 NEW JERSEY                       22-2786386
       (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)       IDENTIFICATION NUMBER)

                             1200 MT. KEMBLE AVENUE
                        MORRISTOWN, NEW JERSEY 07960-6797
                                 (973) 425-1200
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                              CHRISTOPHER J. FRENCH
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             1200 MT. KEMBLE AVENUE
                          MORRISTOWN, NEW JERSEY 07960
                                 (973) 425-1200
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time
or  times  as  may  be  determined  by  the  selling   stockholders  after  this
registration statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be registered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               CALCULATION OF REGISTRATION FEE
==========================================================================================================
       TITLE OF                                 PROPOSED MAXIMUM   PROPOSED MAXIMUM
       SHARES TO                AMOUNT TO BE     OFFERING PRICE   AGGREGATE OFFERING      AMOUNT OF
    BE REGISTERED                REGISTERED       PER UNIT (1)        PRICE (1)        REGISTRATION FEE
==========================================================================================================
Common Stock, no par value       2,351,354           $33.00          $77,594,682           $21,571
==========================================================================================================

(1)  Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee (based on the average of the high and low prices of Registrant's
     Common Stock as reported on the Nasdaq National Market on November 15, 1999).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

RED HERRING TEXT

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion. Dated November 22, 1999.

                                2,351,354 SHARES


                          DENDRITE INTERNATIONAL, INC.

                                  COMMON STOCK

                                   ----------

   This prospectus relates to an offering of up to 2,351,354 shares by certain selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of these shares.

   Each of the selling stockholders has advised us that he or she proposes to offer the shares from time to time and in any of several different ways. Each of the selling stockholders may offer shares in one or more of the following ways:

     o    through brokers or other agents,

     o    to underwriters or dealers,

     o    directly to one or more purchasers and

     o    by a combination of these methods of sale.

   The selling shareholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of the securities by the selling shareholders and any discounts or commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act of 1933. To the extent required, the names of any underwriter and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See "Plan of Distribution" for a further description of how the selling stockholders may dispose of the shares covered by this prospectus.

   The common stock is quoted in the Nasdaq National Market System under the symbol "DRTE". The last reported sale price of the common stock on November 19, 1999 was $33.38 per share.

   See "Risk Factors" beginning on page 3 to read about certain factors you should consider before buying shares of the common stock.

                                   ----------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

   NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL OR TO BUY ONLY THE SHARES OFFERED BY THIS PROSPECTUS, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY TO THE DATE BELOW.

                                   ----------

                            Prospectus dated   , 1999.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

FORWARD-LOOKING STATEMENTS ................................................    2
DENDRITE INTERNATIONAL, INC................................................    3
RISK FACTORS ..............................................................    3
WHERE YOU CAN FIND MORE INFORMATION .......................................    8
SELLING STOCKHOLDERS ......................................................   10
PLAN OF DISTRIBUTION ......................................................   11
USE OF PROCEEDS ...........................................................   12
VALIDITY OF COMMON STOCK ..................................................   12
EXPERTS ...................................................................   13


                           FORWARD-LOOKING STATEMENTS

   This prospectus contains certain forward-looking statements that we believe are within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21-E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are intended to be covered by the safe harbors created thereby. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Those statements in this prospectus containing the words "believes", "anticipates", "plans", "expects" and similar expressions constitute forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our company and the pharmaceutical and consumer packaged goods industries. All forward-looking statements involve risks and uncertainties, including those risks identified under "Risk Factors", many of which are beyond our control. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate and actual results may differ from those indicated by the forward-looking statements included in this prospectus, as more fully described under "Risk Factors". In the light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, you should not consider the inclusion of such information as a representation by us or anyone else that we will achieve our objectives and plans. Moreover, we assume no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such factor-looking statements.

                          DENDRITE INTERNATIONAL, INC.

         We are a leading worldwide supplier of a comprehensive range of sales force software products and support services to the pharmaceutical industry. We also supply our solutions to manufacturers of consumer packaged goods (that is, branded, non-durable goods used by individual consumers).

         Our  executive   offices  are  located  at  1200  Mt.  Kemble   Avenue,
Morristown, N.J. 07960-6797. Our telephone number is (973) 425-1200.


                                  RISK FACTORS

        OUR BUSINESS IS HEAVILY DEPENDENT ON THE PHARMACEUTICAL INDUSTRY

         Most of our sales force software products and support services are currently used in connection with the marketing and sale of prescription-only drugs. This market is undergoing a number of significant changes. These include:

          o consolidations and mergers which may reduce the number of our existing and potential customers;

          o reclassification of formerly prescription-only drugs to permit their over-the-counter sale;

          o competitive pressures on our pharmaceutical customers resulting from the continuing shift to delivery of healthcare through managed care organizations; and

          o changes in law, such as government mandated price reductions for prescription-only drugs, that affect the healthcare systems in countries where our customers and potential customers are located.

         We cannot assure you that we can respond effectively to any or all of these and other changes in the marketplace. Our failure to do so could have a material adverse effect on our business, operating results or financial condition.

                OUR QUARTERLY RESULTS OF OPERATIONS MAY FLUCTUATE
               SIGNIFICANTLY AND MAY NOT MEET MARKET EXPECTATIONS

         Our results of operations may vary from quarter to quarter due to lengthy sales and implementation cycles for our products, our fixed expenses in relation to our fluctuating revenues and variations in our customers' budget cycles, each of which is discussed below. As a result, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of future performance. It is possible that in some future period our results of operations may be below the expectations of the public market analysts and investors. If this happens, the price of our common stock may decline.

          o Our lengthy sales and implementation cycles make it difficult to predict our quarterly revenues. The selection of a sales force software product often entails an extended decision-making process because of the strategic implications and substantial costs associated with a customer's license of the software. Given the importance of the decision, senior levels of management often are involved and, in some instances, the board of directors may be involved in this process. As a result, the decision-making process for some of our larger customers can take six to twelve months, although in some cases it may take even longer. Accordingly, we cannot control or predict the timing of our execution of contracts with customers.

               In addition, for customers with large sales forces, an implementation process of three to six months is customary before the software is rolled out to a customer's sales force. However, if a customer were to delay or extend its implementation process, our quarterly revenues may decline below expected levels and could adversely affect our results of operations.

          o    Our  fixed  costs  may  lead  to  fluctuations  in our  quarterly operating results if revenues fall below expectations. We establish our expenditure levels for product development, sales and marketing and some of our other operating expenses based in large part on our expected future revenues and anticipated competitive conditions. In particular, we frequently add staff in advance of new business to permit adequate time for training. If the new business is subsequently delayed or canceled, we will have incurred expenses without the associated revenue. In addition, we may increase sales and marketing expenses if competitive pressures become greater than we currently anticipate. Since only a small portion of our expenses varies directly with our actual revenues, our operating results and profitability are likely to be adversely and disproportionately affected if our revenues fall below expectations.

          o Our business is affected by variations in our customers' budget cycles. We have historically realized a greater percentage of our license fees and service revenues in the second half of the year than in the first half because, among other things, our customers typically spend more of their annual budget authorization for sales force software products and support services in the second half of the year. However, the relationship between the amounts spent in the first and second halves of the year may vary from year to year and from customer to customer. In addition, changes in our customers' budget authorizations may reduce the amount of revenues we receive from the license of additional software or the provision of additional services. As a result, our operating results could be adversely affected.

              OUR REVENUES WOULD DECLINE AND OUR BUSINESS WOULD BE
             ADVERSELY AFFECTED BY THE LOSS OF ONE OF OUR CUSTOMERS

         We derive a significant portion of our revenues from a limited number of customers (considering all affiliates of each customer as part of that customer). Approximately 49% of our total revenues in 1998 came from our top three customers. Approximately 51% of our total revenues in 1997 came from our top three customers. Approximately 50% of our total revenues in 1996 came from our top three customers. We believe that the costs to our customers of switching to a competitor's software product, or of taking significant system management functions in-house, are substantial. Nevertheless, some of our customers have switched, and in the future other customers may switch, to software products and/or services offered by our competitors. If any of our major customers were to make such a change, our business, operating results or financial condition would be materially and adversely affected.

             WE MAY BE UNABLE TO SUCCESSFULLY INTRODUCE NEW PRODUCTS
                       OR RESPOND TO TECHNOLOGICAL CHANGE

         The market for sales force software products changes rapidly because of frequent improvements in computer hardware and software technology. Our future success will depend, in part, on our ability to:

          o use available technologies and data sources to develop new products and services and to enhance our current products and services;

          o introduce new solutions that keep pace with developments in our target markets; and

          o address the changing and increasingly sophisticated needs of our customers.

         We cannot assure you that we will successfully develop and market new products or product enhancements that respond to technological advances in the marketplace, or that we will do so in a timely fashion. We also cannot assure you that our products will adequately and competitively address the needs of the changing marketplace.

         Competition for software products has been characterized by shortening product cycles. We may be materially and adversely affected by this trend if the product cycles for our products prove to be shorter than we anticipate. If that happens, our business, operating results or financial condition could be adversely affected.

         To remain competitive and to continue to develop and enhance products acquired as part of our recent acquisitions, we also may have to spend more of our revenues on product research and development than we have in the past. As a result, our results of operations could be materially and adversely affected.

         Further, our software products are technologically complex and may contain previously undetected errors or failures. Such errors have occurred in the past and we cannot assure you that, despite our testing, our new products will be free from errors. Errors that result in losses or delays could have a material adverse effect on our business, operating results or financial condition.

             WE ARE EXPOSED TO RISKS ASSOCIATED WITH THE YEAR 2000--
                         YEAR 2000 READINESS DISCLOSURE

DEMAND FOR OUR SOFTWARE PRODUCTS AND SERVICES MAY DECLINE BEFORE
AND AFTER THE YEAR 2000

         A substantial amount of demand for our software may come from customers in the process of replacing and upgrading software applications to accommodate the change in date to the Year 2000. This demand may have contributed to our 1998 sales growth as well as our 1999 sales growth. Once customers have completed these activities, we may experience a deceleration in revenue growth. In addition, the expense and time associated with remediation efforts by customers to address Year 2000 compliance problems for software products other than ours may cause our customers to delay the purchase of, or reduce the amount they spend on, our products and services, both before and after January 1, 2000. Such reductions could have a material adverse effect on our business, operating results or financial condition.

OUR YEAR 2000 REMEDIATION EFFORTS MAY NOT BE SUCCESSFUL

         As part of the Year 2000 compliance plan, we have assessed the readiness of our Internal Programs and Systems. We believe our Internal Programs and Systems are substantially Year 2000 compliant. However, if additional detects, including defects in hardware, are identified and the necessary modifications and conversions are not made, or are not completed in a timely manner, the Year 2000 problem could have a material adverse effect on our business, operating results or financial condition.

WE MAY INCUR MATERIAL EXPENSES IN CONNECTION WITH ANY CLAIM RELATING TO YEAR 2000 COMPLIANCE OF OUR OWN PRODUCTS OR THE PRODUCTS OF THIRD PARTIES

         We believe the sales force software products that we currently offer to our customers, prior to any customization, are Year 2000 compliant. We cannot assure you, however, that our current products do not contain undetected errors or defects associated with the Year 2000 date functionality that may result in material costs to us.

         Some of our older products will not, and some may not, accurately process dates after December 31, 1999. To the extent any of these products are still in use in 1999, we will continue to attempt to migrate our customers to products that are Year 2000 compliant. We cannot assure you that this will occur. A failure to migrate any customer to a product that is Year 2000 compliant could adversely affect our business, operating results or financial condition. We may also experience increased expenses which we cannot recoup from current customers in addressing their migration to software that is Year 2000 compliant. We may also incur additional expenses with remediating software products of our current customers, including those customers of companies we have recently acquired.

         In addition, some of our customers may attempt to hold us responsible for Year 2000 compliance of hardware or software not supplied or created by us, but used in conjunction with one or more of our products. For example, our customers' computer hardware and software, with which our software must interface, may not properly handle date information after the Year 2000 without error or interruption.

              INCREASED COMPETITION MAY RESULT IN PRICE REDUCTIONS
               AND DECREASED DEMAND FOR OUR PRODUCTS AND SERVICES

         We believe there are approximately ten other companies that sell sales force software products and specifically target the pharmaceutical industry, including:

          o four competitors that are actively selling in more than one country; and

          o    three competitors that also offer sales force support services.

         We believe that most of our competitors offer sales force software products and/or services that do not address the variety of customer needs that our solutions address. However, these competing solutions may cost less than our solutions. We also face competition from many vendors that market and sell sales force software products in the consumer packaged goods market. In addition, we also compete with various companies that provide support services similar to our services. We believe our ability to compete depends on many factors, some of which are beyond our control, including:

          o the number and success of new market entrants supplying competing sales force products or support services;

          o expansion of product lines and/or service offerings by, or consolidation among, our existing competitors; and

          o development and/or operation of in-house sales force software products or services by our customers and potential customers.

         Some of our competitors and potential competitors are part of large corporate groups and have longer operating histories and significantly greater financial, sales, marketing, technology and other resources than we have. We cannot assure you that we will be able to compete successfully with these companies or that competition will not have a material adverse effect on our business, operating results or financial condition.

          SOME OF OUR CUSTOMERS RELY ON OUR COMPETITORS FOR MARKET DATA

         Current market data on the sales of prescription-only pharmaceutical products is an important element for the operation of our sales force software products in the prescription-only pharmaceutical industry. Our customers use this data to guide and organize their sales forces and marketing efforts. Some of the leading purveyors of this market information compete with us either directly or through affiliates or may compete with us in the future. If these purveyors of market information require pharmaceutical companies to use their sales force products and/or services, our business, operating results and financial condition may be materially and adversely affected.

                     OUR INTERNATIONAL OPERATIONS HAVE RISKS
                       THAT OUR DOMESTIC OPERATIONS DO NOT

         The sale of our products and services in foreign countries accounts for, and is expected in the future to account for, a material part of our revenues. These sales are subject to risks inherent in international business activities, including:

          o any adverse change in the political or economic environments in these countries;

          o    economic instability;

          o   any adverse change in tax, tariff, trade or other regulations;

          o    the  absence  or  significant   lack  of  legal   protection  for
               intellectual property rights;

          o exposure to exchange rate risk for service revenues which are denominated in currencies other than U.S. dollars; and

          o difficulties in managing an organization spread over various jurisdictions.

           OUR SUCCESS DEPENDS ON RETAINING OUR KEY SENIOR MANAGEMENT
            TEAM AND ON ATTRACTING AND RETAINING QUALIFIED PERSONNEL

         Our future success depends, to a significant extent, upon the contributions of our executive officers and key sales, technical and customer service personnel. Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense. We have at times experienced difficulties in recruiting qualified personnel and we may experience such difficulties in the future. Any such difficulties could adversely affect our business, operating results or financial condition.

     OUR INABILITY TO MANAGE OUR GROWTH COULD ADVERSELY AFFECT OUR BUSINESS

         To manage our growth effectively, we must continue to strength our operational, financial and management information systems and expand, train and manage our work force. However, we may not be able to do so effectively or on a timely basis. Failure to do so could have a material adverse effect upon our business, operating results or financial condition.

         In addition, we have historically pursued and will continue to pursue acquisitions of companies with complimentary businesses or products. We also have entered and will continue to enter into strategic joint ventures and alliances. There can be no assurance, however, that we will be able to identify attractive opportunities or enter into any such transactions in the future. In addition, as to completed acquisitions, there can be no assurance that we will be able to integrate successfully the acquired entity into our operations. Among other things, specific risks associated with such acquisitions include:

          o    possible adverse effects on the Company's operating results;

          o    diversion of management's attention;

          o    unanticipated    liabilities    or    contingencies,    including
               unanticipated liabilities associated with Year 2000 compliance of acquired companies and their customers; and

          o possible inability to integrate service offerings, operations and employees of acquired businesses.

               OUR BUSINESS DEPENDS ON PROPRIETARY TECHNOLOGY THAT
                    WE MAY NOT BE ABLE TO PROTECT COMPLETELY

         We rely on a combination of trade secret, copyright and trademark laws, non-disclosure and other contractual agreements and technical measures to protect our proprietary technology. We cannot assure you that the steps we take will prevent misappropriation of this technology. Further, protective actions we have taken or will take in the future may not prevent competitors from developing products with features similar to our products. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. We have, on occasion, in response to a request by our customer, entered into agreements which require us to place our source code in escrow to secure our service and maintenance obligations.

         Further, we believe that our products and trademarks do not infringe upon the proprietary rights of third parties. However, third parties may assert infringement claims against us in the future that may result in the imposition of damages or injunctive relief against us. In addition, any such claims may require us to enter into royalty arrangements. Any of these results could materially and adversely affect our business, operating results or financial condition.

          UNIQUE CHARACTERISTICS OF THE CONSUMER PACKAGED GOODS MARKET

         We market and sell sales force software products and support services to companies in the consumer packaged goods market. The selling environment in this market has unique characteristics that differentiate it from the pharmaceutical market. In addition, we believe that the consumer packaged goods market is composed of sub-markets, each of which may have unique characteristics. Accordingly, we cannot assure you that we will be able to replicate in this market the success we have achieved in the ethical pharmaceutical market.

             PROVISIONS OF OUR CHARTER DOCUMENTS AND NEW JERSEY LAW
                    MAY DISCOURAGE AN ACQUISITION OF DENDRITE

         Provisions of our Restated Certificate of Incorporation, our By-laws and New Jersey law may make it more difficult for a third party to acquire us. For example, the board of directors may, without the consent of the stockholders, issue preferred stock with rights senior to those of the common stock.

              OUR COMMON STOCK MAY BE SUBJECT TO PRICE FLUCTUATIONS

         The market price of our common stock may be significantly affected by the following factors:

          o the announcement or the introduction of new products by us or our competitors;

          o    quarter-to-quarter   variations  in  our  operating  results  and
               changes in earnings estimates by analysts;

          o market conditions in the technology, healthcare and other growth sectors; and

          o general consolidation in the healthcare information industry which may result in the market perceiving us or other comparable companies as potential acquisition targets.

         Further, the stock market has experienced on occasion extreme price and volume fluctuations. The market prices of the equity securities of many technology companies have been especially volatile and often have been unrelated to the operating performance of such companies. These broad market fluctuations may have a material adverse effect on the market price of our common stock.


                       WHERE YOU CAN FIND MORE INFORMATION

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the Commission. You may read and copy all or any portion of the Registration

Statement or any reports, statements or other information we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, as well as the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10045 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Rooms. Our Commission filings, including the Registration Statement, are also available to you on the Commission Internet site (http://www.sec.gov). Our common stock is quoted on the Nasdaq National Market. Reports, proxy and information statements and other information concerning our company can also be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. We will provide without charge to each person to whom this prospectus has been delivered, upon written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this prospectus. Requests for such copies should be directed to 1200 Mt. Kemble Avenue, Morristown, New Jersey 07960-6797, Attention: Secretary, telephone number (973) 425-1200. We have filed with the Commission a Registration Statement on Form S-3 (including all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. For further information about us and our common stock, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such agreement filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission pursuant to the Exchange Act are incorporated by reference herein and made a part hereof:

          o Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (except for Items 6, 7 and 8, which have been restated and superseded as a result of the acquisition of CorNet International, Ltd. by Items 5(b) and 5(c) of our June 30, 1999 Quarterly Report and which are therefore not incorporated by reference).

          o Definitive proxy statement dated April 16, 1999 for the 1999 Annual Meeting of Shareholders.

          o Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1999 and September 30, 1999 (our June 30, 1999 Quarterly Report includes a restatement of our consolidated financial statements as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, restated to reflect the acquisition of CorNet International, Ltd.).

          o    Current  Report on Form 8-K, filed with the Commission on June 2,
               1999.

          o The description of our common stock contained in registration statement on Form S-3 (File No. 333-71337), including any amendment or report filed with the Commission for the purpose of updating the description.

         All documents we have filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Registration Statement of which this prospectus forms a part and prior to the termination of the offering of the common stock made hereby shall be deemed incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                              SELLING STOCKHOLDERS

         The table below sets forth the beneficial ownership of our common stock by the selling stockholders as of the date of this prospectus and following the sale of shares of common stock offered hereby. Except as indicated herein, and as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

         The applicable percentage of ownership prior to completion of the offering is based on 38,386,002 shares of common stock outstanding as of September 30, 1999, as adjusted to reflect the 3 for 2 stock split effective October 8, 1999.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"). For purposes of calculating beneficial ownership, common stock subject to options currently exercisable or exercisable on or prior to 60 days after the date of this prospectus are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

         Mr. De Pelsmaeker has been a general manager for Dendrite Belgium S.A., a subsidiary of Dendrite, since July 1998. The remainder of the selling shareholders acquired their shares as a result of our acquisition in 1999 of all outstanding stock of CorNet International, Ltd. and Marketing Management International; while Messrs. Revitt, Berry and Rennekamp and Mss. Patricia Kennedy, Dehaven and Shoemaker are officers or employees of SalesPlus/CorNet, a subsidiary of Dendrite, none of the selling shareholders other than Mr. De Pelsmaeker have continuing any material relationship with us.

                               SHARES BENEFICIALLY OWNED                      SHARES BENEFICIALLY OWNED
                                    BEFORE OFFERING              NUMBER OF         AFTER OFFERING
                               -------------------------         SHARES TO    -------------------------
NAME OF SELLING STOCKHOLDER    NUMBER     PERCENTAGE             BE OFFERED     NUMBER     PERCENTAGE
---------------------------    ------     ----------             ----------     ------     ----------

Geert De Pelsmaeker              71,076         *                  51,076       20,000          *
MMI Holdings Inc.               158,490         *                  79,245       79,245          *
Kendryx Enterprises LP          753,924       1.96%               753,924          0            *
John B. Kennedy                 679,699       1.77%               679,699          0            *
Bernard F. Kennedy              206,718         *                 206,718          0            *
Deborah Lancaster               206,718         *                 206,718          0            *
Patricia H. Kennedy              74,225         *                  74,225          0            *
Peter A. Reckert                 63,999         *                  63,999          0            *
Christopher Koehler              53,333         *                  53,333          0            *
Peter Fenner                     42,666         *                  42,666          0            *
Sean Kennedy                     36,913         *                  36,913          0            *
Kevin B. Kennedy                 36,913         *                  36,913          0            *
Frank C. Revitt                  21,767         *                  21,767          0            *
Matthew Berry                    10,667         *                  10,667          0            *
Hilda J. Hendryx                  5,596         *                   5,596          0            *
William Kennedy                   3,819         *                   3,819          0            *
Arthur J. Kennedy                 3,819         *                   3,819          0            *
Madelaine Gardner                 3,819         *                   3,819          0            *
Susan H. Hendryx                  3,819         *                   3,819          0            *
Susan Coursen                     1,984         *                   1,984          0            *
Morris Noretsky                   1,778         *                   1,778          0            *
Kim Wyler                         1,717         *                   1,717          0            *
Shelly M. Dehaven                 1,511         *                   1,511          0            *
Maria Alessi                      1,127         *                   1,127          0            *
Gerard Rennekamp                    860         *                     860          0            *
David Escalante                     711         *                     711          0            *
Johanna Shoemaker                   711         *                     711          0            *
Regina Killian                      533         *                     533          0            *
Shane Waters                        412         *                     412          0            *
Jay Haines                          356         *                     356          0            *
Asif Rajwani                        356         *                     356          0            *
Cheryl Tutrone                      356         *                     356          0            *

*    Less than 1% of the outstanding shares of common stock.

                              PLAN OF DISTRIBUTION

         The selling shareholders and their pledgees, donees, transferees or other successors in interest may offer and sell, from time to time, some or all of the shares of common stock covered by this prospectus. We have registered the shares of common stock covered by this prospectus for offer and sale by the selling shareholders so that those shares may be freely sold to the public by them. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling shareholders of the securities. We will pay all costs, expenses and fees in connection with the registration of those shares of common stock, including fees of our counsel and accountants, fees payable to the Commission, listing fees, and the reasonable fees and disbursements of one law firm selected as counsel for the selling shareholders in connection with the registration. We estimate those fees and expenses to be approximately $60,000. The selling shareholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock covered by this prospectus.

         The selling shareholders, including their pledgees, donees, transferees or other successors in interest, may sell the shares of common stock covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

          o    in privately negotiated transactions;

          o    through broker-dealers, who may act as agents or principals;

          o in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o through one or more underwriters on a firm commitment or best-efforts basis;

          o    directly to one or more purchasers;

          o    through agents;

          o through option transactions, forward contracts, equity swaps or other derivative transactions relating to the securities;

          o    through short sales of the securities; and

          o    in any combination of the above.

         As described above, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         In  effecting  sales,   brokers  or  dealers  engaged  by  the  selling
shareholders   may  arrange  for  other  brokers  or  dealers  to   participate.
Broker-dealer transactions may include:

          o purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

          o    ordinary brokerage transactions; or

          o    transactions in which the broker-dealer solicits purchasers.

         At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

         In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

         The common stock is quoted in the NASDAQ National Market System under the symbol "DRTE".

         The selling shareholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit on the sale of the securities by the selling shareholders and any discounts or commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act of 1933.

         We have agreed to indemnify the selling shareholders (other than Mr. De Pelsmaeker and MMI Holdings, Inc.) and each person or entity which participates as or may be deemed to be an underwriter in the offering or sale of those selling shareholders' shares of common stock against certain liabilities (and to contribute to payments in respect of those liabilities), including liabilities arising under the Securities Act of 1933. The selling shareholders may agree to indemnify any agent or broker-dealer that participates in transactions involving offers or sales of the shares of common stock covered by this prospectus against certain liabilities, including liabilities arising under the Securities Act of 1933.

         Some of the shares of common stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act of 1933 rather than pursuant to this prospectus.


                                 USE OF PROCEEDS

         We will not receive any proceeds from any sales of the shares.


                            VALIDITY OF COMMON STOCK

         The validity of the common stock offered thereunder has been passed upon for us by Sullivan & Cromwell, New York, New York.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving these reports.

         The financial statements of CorNet International, Ltd. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, are incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The  following   are  the  estimated   expenses  of  the  issuance  and
distribution of the securities being registered, all of which will be paid by the Registrant.

                   Commission registration fee ...   $20,467
                   Nasdaq National Market fee ....         0
                   Printing and engraving expenses         0
                   Legal fees and expenses .......   $38,000
                   Miscellaneous .................   $ 1,533
                        Total ....................   $60,000

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant unless the court in such proceeding determines he is entitled to indemnity for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Registrant and its stockholders,
(b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Registrant or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Registrant indemnify him against expenses.

         The Registrant's Restated Certificate of Incorporation, as permitted by New Jersey law, eliminates the personal liability of the directors and officers to the Registrant or its stockholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its stockholders,
(b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. In addition, the Registrant's Restated By-laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Registrant and with respect to criminal proceedings if the director had no reasonable cause to believe his or her conduct was unlawful. The Registrant believes that the protection provided by these provisions will help the Registrant attract and retain qualified individuals to serve as officers and directors. These provisions also will limit the remedies available to a stockholder who is dissatisfied with a Board decision protected by these provisions, and such stockholder's only remedy may be to bring a suit to prevent the Board's action.

         The Registrant maintains a directors and officers liability insurance policy.

         As of October 28, 1998, the Registrant entered into an Indemnification Agreement with each Director of the Registrant, providing that, with certain exceptions, the Registrant would hold harmless and indemnify each Director in connection with his directorship to the extent permitted under the New Jersey Business Corporation Act. More specifically, the Indemnification Agreement provides that the Registrant is obligated to indemnify each Director against all reasonable costs, expenses (including attorneys' fees), fines, judgments, and settlement amounts that such Director may incur in connection with any actual or threatened action, suit, or proceeding (whether, civil, criminal, investigative or administrative) to which such Director is, or may be, a party by reason of his position as Director or as a director, officer, employee, or agent of any other company to which such Director provides services at the request of the Registrant.

ITEM 16.  EXHIBITS

         (a)  Exhibits.  Attached hereto are the following exhibits:

              EXHIBIT
               NUMBER                   DESCRIPTION OF EXHIBIT
              -------      ----------------------------------------------------
                5.1        Opinion of Sullivan & Cromwell
               23.1        Consent of Sullivan & Cromwell  (included as part of
                           Exhibit  5.1)
               23.2        Consent  of  Arthur   Andersen  LLP, independent
                           public accountants
               23.3        Consent of KPMG LLP
               24          Power of Attorney

ITEM 17.  UNDERTAKINGS

         The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (a) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act");

                    (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (c) To include any material  information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "Securities Exchange Act") that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise (other than pursuant to insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding and other than insurance payments) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Harding, State of New Jersey on the 19th day of November, 1999.

                                    DENDRITE INTERNATIONAL, INC.

                                    By: /s/ John E. Bailye
                                       -------------------------------------
                                       John E. Bailye
                                       Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Bailye, George T. Robson and Christopher J. French, and each of them as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, or a Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all extents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of November, 1999.


               NAME                                      TITLE
-------------------------------------   ----------------------------------------


/s/John E. Bailye
------------------------------------
          John E. Bailye                Chief Executive Officer,  President and
                                        Chairman (Principal Executive Officer)


/s/George T. Robson
------------------------------------
         George T. Robson               Senior   Vice   President   and   Chief
                                        Financial Officer (Principal  Financial
                                        and Accounting Officer)


/s/Bernard M. Goldsmith
------------------------------------
       Bernard M. Goldsmith             Director


/s/Edward J. Kfoury
------------------------------------
         Edward J. Kfoury               Director


/s/Paul A. Margolis
------------------------------------
         Paul A. Margolis               Director


/s/John H. Martinson
------------------------------------
         John H. Martinson              Director


/s/Terence H. Osborne
------------------------------------
        Terence H. Osborne              Director

                                         EXHIBIT INDEX

Exhibit
Number                   Description of Exhibit                               Location
--------  ---------------------------------------------------   -------------------------------
 5.1      Opinion of Sullivan & Cromwell                        Filed herewith.
23.1      Consent of Sullivan & Cromwell                        Included in Exhibit 5.1.
23.2      Consent of Arthur Andersen LLP, independent public    Filed herewith.
          accountants
23.3      Consent of KPMG LLP                                   Filed herewith
24        Power of Attorney                                     Included in signature pages
                                                                of this Registration Statement.